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Contact: Robert C. Weiner

Vice President, Investor Relations

904-332-3287

PSS WORLD MEDICAL ANNOUNCES

AGREEMENT TO SETTLE CLASS ACTION LITIGATION

Jacksonville, Florida (September 12, 2005) – PSS World Medical, Inc. (NASDAQ/NM:PSSI) announced today that the Company, its subsidiary Gulf South Medical Supply, Inc. (“Gulf South”), and certain current and former officers and directors have reached an agreement in principle with the Plaintiff and the certified class of persons who held Company stock on March 26, 1998, to settle all claims in the shareholder securities class action litigation styled Jack Hirsch v. PSS World Medical, Inc., et. al., Case No. 3:98-CV-502-J-32TEM, pending in the United States District Court for the Middle District of Florida, Jacksonville Division. This litigation was originally filed in May 1998 and arose out of the Company’s 1998 acquisition of Gulf South and the subsequent restatements of its financial results for previous years. The Company will establish a pre-tax reserve of $16.5 million to settle the litigation, of which $13.2 million will be recovered through existing insurance policies. The Company had previously established a $2.6 million pre-tax reserve to cover potential uninsured losses relating to this matter.

David A. Smith, President and Chief Executive Officer, commented, “We are pleased to close this old chapter of the Company’s history and continue the implementation of our business plans. The settlement of this litigation has little impact on our current or future operations, yet it relieves a distraction to our leadership. Our Board of Directors and management chose to settle this legacy matter from 1998, cleaning the Company’s slate of pending litigation matters relating to the 1998 acquisition of Gulf South and enabling our team to focus on the execution of our three-year strategic plan.”

The settlement is the outcome of an extensive mediation process and represents a compromise between the parties involved. Under the settlement agreement, the parties to the litigation deny any violations of law and have agreed to the settlement to eliminate uncertainties, burden and expense of further protracted litigation. The settlement is subject to the execution of formal documentation and court approval. The Company said it expects to pursue all available legal remedies from Ernst & Young LLP, the auditor of Gulf South prior to the Company’s acquisition of the entity, for damages associated with their audits of the Gulf South financial statements and public filings.

PSS World Medical, Inc. is a national distributor of medical products to physicians and elder care providers through its two business units. Since its inception in 1983, PSS has become a leader in the two market segments that it serves with a focused market approach to customer services, a consultative sales force, strategic acquisitions, strong arrangements with product manufacturers and a unique culture of performance.

All statements in this release that are not historical facts, including, but not limited to, statements regarding anticipated growth in revenue, gross and operating margins, and earnings, statements regarding the Company’s current business strategy, the Company’s ability to complete and integrate acquired businesses and generate acceptable rates of return, the Company’s projected sources and uses of cash, and the Company’s plans for future development and operations, are based upon current expectations. Specifically, forward-looking statements in this Press Release include, without limitation, the Company’s expected settlement of the litigation matter entitled Jack Hirsch v. PSS World Medical, Inc. et al., and associated effects on the Company’s results, the expectation to receive recoveries from the transaction auditing firm, the expectation to receive monetary insurance coverage for this litigation matter, and generally, the Company’s GAAP EPS, revenue, operating incomes and operating margins for continuing operations and discontinued operations for both the consolidated company and for each of its businesses in fiscal year 2005; the expected operational cash flow in fiscal year 2005 and in fiscal years 2006 - 2008; the ability to sustain revenue growth and expected growth rates of the marketing programs in its Physician and Elder Care Businesses; expected flu vaccine sales during fiscal year 2006; and expected sales growth from durable medical equipment, housekeeping, revenues derived from home care and assisted living customers, our expectations for revenue, operating income, operating margin, cash flow from operations and earnings per share for fiscal year 2005, fiscal year 2006, and in fiscal years 2007 - 2008, as well as other expectations of growth and financial and operational performance. These statements are forward looking in nature and involve a number of risks and uncertainties. Actual results may differ materially. Among the factors that could cause results to differ materially are the following: pricing and customer credit quality pressures; the loss of any of our distributorship agreements and our reliance on relationships with our vendors; our reliance on a limited number of elder care customers; the availability of sufficient capital to finance the Company’s business plans on terms satisfactory to the Company; competitive factors; the ability of the Company to adequately defend or reach a settlement of outstanding litigations and investigations involving the Company or its management; changes in labor, equipment and capital costs; changes in regulations affecting the Company’s business, such as the Medicare cliffs, changes in malpractice insurance rates and tort reform; future acquisitions or strategic partnerships; general business and economic conditions; and other factors described from time to time in the Company’s reports filed with the Securities and Exchange Commission. Many of these factors are outside the control of the Company. The Company wishes to caution readers not to place undue reliance on any such forward looking statements, which statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. The Company also wishes to caution readers that it undertakes no duty or is under no obligation to update or revise any forward-looking statements.

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